Exhibit 99.1

SONENDO ANNOUNCES DEPARTURE OF CHIEF FINANCIAL OFFICER

LAGUNA HILLS, Calif. – March 8, 2024 – Sonendo, Inc. (OTCQX: SONX) (“Sonendo”), a leading dental technology company and developer of the GentleWave® System, today announced that Michael P. Watts is stepping down from the position of Chief Financial Officer, effective March 15, 2024, to pursue new opportunities. Chris Guo, Sonendo’s Vice President Finance and Corporate Controller, has been appointed as Interim Chief Financial Officer. Mr. Guo brings extensive experience leading corporate accounting and finance functions. Sonendo’s Board of Directors will conduct a search for a permanent Chief Financial Officer. It is anticipated that following his resignation, Mr. Watts may work with Sonendo from time to time on a consulting basis to ensure a smooth transition.

“My time at Sonendo has been remarkable. Helping bring the GentleWave technology to the broader market with an installed base of over 1,000 systems and over one million procedures performed has been very rewarding. I’m proud to have been part of a great team of dedicated individuals and look forward to watching adoption of the GentleWave procedure continue to expand. I want to thank Bjarne and the Board of Directors for this great opportunity,” said Mr. Watts.

“Since joining the Company in 2017, Mike has been a valuable member of the executive team. He is an excellent business partner and has made many contributions to our growth and success, including having built strong finance and information technology organizations,” said Bjarne Bergheim, President and Chief Executive Officer of Sonendo. “We appreciate Mike’s contributions to the Company and wish him and his family all the best.”

About Sonendo

Sonendo is a commercial-stage medical technology company focused on saving teeth from tooth decay, the most prevalent chronic disease globally. Sonendo develops and manufactures the GentleWave® System, an innovative technology platform designed to treat tooth decay by cleaning and disinfecting the microscopic spaces within teeth without the need to remove tooth structure. The system utilizes a proprietary mechanism of action, which combines procedure fluid optimization, broad-spectrum acoustic energy, and advanced fluid dynamics, to debride and disinfect deep regions of the complex root canal system in a less invasive procedure that preserves tooth structure. The clinical benefits of the GentleWave® System when compared to conventional methods of root canal therapy include improved clinical outcomes, such as superior cleaning that is independent of root canal complexity and tooth anatomy, high and rapid rates of healing and minimal to no post-operative pain. In addition, the GentleWave® System can improve the workflow and economics of dental practices and offers patients an effective, less invasive, and less painful alternative to traditional root canal therapy.

For more information about Sonendo and the GentleWave® System, please visit www.sonendo.com. To find a GentleWave® doctor in your area, please visit www.gentlewave.com.

Forward-Looking Statements

This press release includes forward-looking statements (statements which are not historical facts) within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, express or implied forward-looking statements relating to the Company’s anticipated business and financial performance on an on-going basis. You are cautioned that such statements are not guarantees of future performance and that our actual results may differ materially from those set forth in the forward-looking statements. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions; speak only as of the date they are made; and, as a result, are subject to risks and uncertainties that may change at any time. Factors that could cause the Company’s actual results to differ materially from these forward-looking statements are described in detail in our registration statements, reports and other filings with the Securities and Exchange Commission, including the “Risk Factors” set forth in our Annual Report on Form 10-K, as supplemented by our quarterly reports on Form 10-Q. Such filings are available on our website or at www.sec.gov. We undertake no obligation to publicly update or revise forward-looking statements to reflect subsequent developments, events, or circumstances, except as may be required under applicable securities laws. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

Investor Contact:

Gilmartin Group

Greg Chodaczek

IR@Sonendo.com